Security Information








Security Purchased
Comparison Security
Comparison Security
Cusip
31331SRZ8
3133X9VB3
31359MXH1
Issuer
FEDERAL FARM CREDIT BANK
FEDERAL HOME LOAN BANK
FANNIE MAE
Underwriters
Greenwich Capital Markets, Lehman Brothers,
Morgan Stanley, DBSI
DBSI, JP Morgan, Merrill Lynch, BoA,
Barclays, Bear Stearns, Citigroup, CSFB,
FTN, HSBC, Lehman Brothers, Morgan
Stanley, UBS
CSFB, Merrill Lynch, Morgan Stanley, Bear
Stearns, Blaylock, Citigroup, DBSI, FTN,
Goldman Sachs, HSBC, JP Morgan, Lehman
Brothers, UBS
Years of continuous operation, including
predecessors
> 3 years
> 3 years
> 3 years
Security
FFCB 4.125% 4/15/2009
FHLB 3.875% 1/15/2010
FNMA 3.875% 2/15/2010
Is the affiliate a manager or co-manager of
offering?
Selling Group Member
Joint Lead Manager
Co-Manager
Name of underwriter or dealer from which
purchased
Morgan Stanley
N/A
N/A
Firm commitment underwriting?
Yes
Yes
Yes
Trade date/Date of Offering
3/10/2005
12/7/2004
1/13/2005
Total amount of offering sold to QIBs
1,750,000,000
3,000,000,000
3,000,000,000
Total amount of any concurrent public offering
0
0
0
Total
1,750,000,000
3,000,000,000
3,000,000,000
Public offering price
 $
99.67
 $
99.95
 $
99.52
Price paid if other than public offering price
 N/A
 N/A
 N/A
Underwriting spread or commission
1.00%
1.00%
1.00%
Rating
Aaa/AAA
Aaa/AAA
Aaa/AAA
Current yield
4.22%
3.89%
3.99%
Benchmark vs Spread (basis points)
9 bp
29 bp
29 bp








Fund Specific Information








Board
Total Par Value
Purchased
$ Amount of
Purchase
% of Offering
Purchased by the
Fund
Security
Performance^
Fund Performance^
Measurement Date*
Chicago Funds







Scudder Intermediate Government & Agency
Trust
Chicago
7,500,000
 $
7,474,875
0.43%
-0.66%
-0.59%
3/31/2005
SVS II Government Securities Portfolio
Chicago
6,000,000
 $
5,979,900
0.34%
-0.66%
-0.02%
3/31/2005
Total

13,500,000
 $
13,454,775
0.77%